Exhibit (n)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 of Oaktree Diversified Income Fund Inc. as filed with the Securities and Exchange Commission on or about May 1, 2023.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

May 1, 2023